EXHIBIT 99.1
Interwoven Announces Third Quarter Financial Results
Revenues of $50.9 Million; Non-GAAP Profit of $0.12 per Share; 68 New Customers
SUNNYVALE, Calif. – October 26, 2006 – Interwoven, Inc. (Nasdaq: IWOV), provider of Enterprise Content Management (ECM) solutions for business, today announced financial results for the three and nine months ended September 30, 2006.
Interwoven reported total revenues of $50.9 million for the third quarter of 2006, an increase of 16% from total revenues of $43.9 million for the third quarter last year. Net income for the third quarter of 2006, calculated in accordance with generally accepted accounting principles, was $1.8 million, or $0.04 per share, compared to net loss of $184,000, or roughly break even on a per share basis, for the same period last year. On a non-GAAP basis, Interwoven reported a net income of $5.2 million for the third quarter of 2006, or $0.12 per share, compared to non-GAAP net income of $2.9 million, or $0.07 per share, for the third quarter last year. Non-GAAP results exclude restructuring and excess facilities charges, stock-based compensation charges, amortization of intangible assets, and the related tax impact of these adjustments and, in the case of non-GAAP per share results, include the dilutive impact of common stock options.
For the nine months ended September 30, 2006, Interwoven reported total revenues of $146.4 million, an increase of 15% from total revenues of $127.5 million for same period last year. Net income for the nine months ended September 30, 2006, calculated in accordance with generally accepted accounting principles, was $2.1 million, or $0.05 per share, compared to a net loss of $499,000, or $0.01 per share, for same period last year. On a non-GAAP basis, Interwoven reported net income of $13.1 million for the nine months ended September 30, 2006, or $0.30 per share, compared to non-GAAP net income of $7.9 million, or $0.19 per share, for the same period last year. Non-GAAP results exclude restructuring and excess facilities charges, expenses associated with the retirement of the company’s former chief executive officer recorded in the first quarter of 2006, stock-based compensation charges, amortization of intangible assets, and the related tax impact of these adjustments and, in the case of non-GAAP per share results, include the dilutive impact of common stock options.
Reconciliations of net income (loss) and net income (loss) per share calculated in accordance with generally accepted accounting principles and non-GAAP net income and non-GAAP net income per share are provided in the tables immediately following the consolidated statements of operations. Additional information about the company’s non-GAAP financial measures can be found under the caption “Non-GAAP Financial Information” below.
“We are extremely pleased with our excellent financial results in Q3,” said Interwoven’s president Max Carnecchia. “Our revenues for the third quarter increased 16% over last year and, so far for the first nine months of 2006, our revenues have increased 15% over last year. Our strategy is working, our team is executing and we are clearly focused on increasing market share.”
Customer Acquisition
Interwoven continued its strong global customer momentum in the third quarter by adding 68 new customers. As a result, Interwoven now has nearly 3,700 customers worldwide.
New customers that selected Interwoven in the third quarter include Advanta Bank, Analog Devices, ATK Thiokol, Fortis Investments, Hermes Precisa (HPA), Hunton & Williams, M|C Communications,

Merchant & Gould, Mitsui & Co. USA, Prudential Insurance Co., Shin Kong Bank, TD Securities, Welch Allyn, and many others.
In the third quarter, Interwoven also received orders from existing customers, including: adidas, Amazon.com, Applied Biosystems, Avon, Astellas Pharma, Barclays, Bird & Bird, Blue Cross Blue Shield, Brodies, Campbell Soup, Canon, Cartoon Network, Ceridian, Chunghwa Telecom, Citibank, Deloitte Consulting, Elsevier Limited, Fujitsu, General Motors, Harrah’s, Howard Hughes Medical Institute, Kohler Company, Library of Congress, MasterCard, Mazda, Mitsubishi Securities, NASD, NEC, Novo Nordisk, OCBC, The Principal Life Insurance Co., Samsonite, Smithsonian Institution, Visa International, White & Case, and many others.
In the quarter, Interwoven continued its record of delivering software products and services that enable enterprises to provide richer customer experiences across multiple touchpoints. As an example, Analog Devices, a leader in high performance signal processing solutions, replaced its existing Web content management software with Interwoven’s solution. Analog Devices tested Interwoven against its existing software and selected Interwoven because its test results indicated that Interwoven’s solution is more scalable, more flexible, more open, reduces the cost of ownership, and provides unique functionality that will enable Analog Devices to provide superior support to its customers worldwide.
M|C Communications, a premier medical education and event management company, selected Interwoven as a foundation for its future business growth. For a major expansion of its online and offline business, M|C Communications needed to enable teams of physicians, educators, and medical reviewers from several institutions to collaborate to create complex educational materials for its customers, to be delivered with marketing information through print and online channels. Comparative tests and evaluations of software from several vendors indicated to M|C Communications that only Interwoven offered a comprehensive solution that met its needs for both collaborative document management and web content management.
Interwoven secured key wins in the professional services market, with sales to law firms, accounting firms, and corporate legal departments, including our first law firm in India, J. Sagar Associates, and a major firm in Singapore, Allen & Gledhill. Of several new competitive conversions this quarter, one of note was Hunton & Williams, one of the largest law firms in North America, with over 800 attorneys. In addition to the dozens of new law firms added in the quarter, Interwoven also added several accounting firms as new customers, bringing the total to over 60 accounting firm customers worldwide. The company also completed sales to major corporate departments, including Prudential Insurance. Prudential’s corporate legal and compliance departments purchased Interwoven’s collaborative document management and record management offerings to enable the secure creation, management, retention and ultimate disposal of its corporate documents.
In the financial services market, Interwoven continued to add some of the largest global financial institutions as customers in the third quarter. One example was Grupo Santander, the world’s tenth-largest financial group by market value, headquartered in Madrid, Spain. Santander purchased Interwoven’s OTC Derivatives Solution to replace its internally-developed systems to automate over-the-counter derivatives confirmation. This win is a classic example of the value Interwoven’s solutions provide to its financial services customers, enabling increased internal efficiencies while mitigating compliance risks.
Solution and Product Leadership
During the third quarter, Interwoven delivered enhancements to several of its products:
•	Interwoven TeamSite, the industry’s top product for Web content management, was upgraded to make it easier to execute, manage, and control complex projects that span multiple Websites and multiple delivery channels. Enhancements included improved support for Linux, a next-generation drag-and-drop builder to create and manage workflows to automate the business processes that drive Web publishing, single sign-on enhancements, and FormsPublisher improvements that make it even faster for business users to quickly add and change Web content. These enhancements reduce the total cost of ownership and accelerate time to market.

•	A new Adobe InDesign plug-in enables both Mac and PC users to use Interwoven MediaBin’s power from inside the Adobe product, so InDesign users can place, manipulate, extract, and share images, publications, and media, strengthening brand consistency, accelerating campaigns, and reducing marketing costs.

•	Interwoven also delivered enhancements to the Interwoven Composite Application Provisioning Solution, Interwoven WorkSite, and Interwoven MetaTagger.
Company Developments
•	Max Carnecchia Appointed President – The Interwoven board of directors appointed Max Carnecchia as Interwoven’s president. Mr. Carnecchia had been serving as Interwoven’s interim president since early this year. Prior to his appointment as interim president, Mr. Carnecchia served as Interwoven’s senior vice president of worldwide sales. Prior to joining Interwoven in 2001, Mr. Carnecchia held positions with several companies, among them IBM, Intel, and Group 1 Software.

•	Ben Kiker Appointed SVP and CMO – Ben Kiker joined Interwoven as its senior vice president and chief marketing officer. Previously, Mr. Kiker was vice president of Americas marketing for Siebel Systems. Prior to Seibel, Mr. Kiker was the chief marketing officer for Onyx Software, where he led all marketing functions, including product management, corporate marketing, and channel support. He also held senior marketing positions for Clarify, Vantive, Octel, and Aspect Communications.

•	Interwoven GearUp ’06 Europe Conference – Earlier this month, hundreds of Interwoven customers and partners joined industry experts and media at Interwoven’s GearUp ’06 Europe conference in London, England. The filled-to-capacity event, with more than twice as many customers attending as last year, enabled Interwoven users to share information and best practices. Dozens of presentations were given by Interwoven and its customers, including AXA Group, DLA Piper, Eurocontrol, Garrigues, HBOS, Hilton Hotels, HSBC, SJ Berwin, SKY Italia, Telenor, Tesco, and more. Partners sponsoring with Interwoven included Microsoft, Sun Microsystems, Avenue A| Razorfish, Tikit, LexisNexis, eCopy, Morningstar Systems, SDL International, and others.
Non-GAAP Financial Information
To supplement the company’s consolidated financial statements presented in accordance with generally accepted accounting principles, Interwoven uses measures of operating results, net income (loss), net income (loss) per share, and shares used in the net income (loss) per share calculation, which are adjusted to exclude restructuring charges, retirement benefit costs associated with the retirement of the company’s former chief executive officer recorded in the first quarter of 2006, stock-based compensation, amortization of intangible assets, and the related tax impact of these adjustments and, where applicable, to include the dilutive impact of common stock options. These non-GAAP results are not in accordance with, or an alternative for, results prepared in accordance with accounting principles generally accepted in the United States of America, and the company’s non-GAAP measures may be different from non-GAAP measures used by other companies. Interwoven believes that the presentation of non-GAAP results provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Interwoven also believes that where the adjustments used in calculating non-GAAP net income and non-GAAP net income per share are based on specific, identified charges that impact different line items in the consolidated statements of operations (including cost of revenues-license, cost of revenues-support and service, sales and marketing, research and development, and general and administrative expenses), it is useful to investors to know how these specific line items in the consolidated statements of operations are affected by these adjustments. For its internal budgets, Interwoven’s management uses consolidated financial statements that do not include restructuring and excess facilities charges, retirement benefit costs associated with retirement of the company’s former chief executive officer, stock-based compensation, amortization of intangible assets, and the related tax impact of these adjustments. Interwoven uses these non-GAAP measures in assessing corporate performance and determining incentive compensation. Readers are advised to review and consider carefully the financial information prepared in accordance with accounting principles generally accepted in the United States of America contained in this press release and Interwoven’s periodic filings with the Securities and Exchange Commission.
Conference Call Information
Interwoven’s 2006 third quarter results and its business outlook for the fourth quarter of 2006 will be discussed today, October 26, 2006 at 2:00 p.m. PT (5:00 p.m. ET).
Live dial-in number: (719) 457-2630
Replay number: (719) 457-0820 or (888) 203-1112
Pass code: 4656841
Audio Web cast instructions will be available on Interwoven’s Website at http://www.interwoven.com/investors. The call replay will be available starting October 26, 2006 at approximately 5:00 p.m. PT for a limited period.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking” statements, including statements about historical results that may suggest trends in our business. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Our forward-looking statements include management quotations, statements about customer momentum, solutions and products, activities with strategic business alliances, and statements about technology leadership. Actual results could differ materially from our current expectations as a result of many factors including: our ability to develop new products, services, features and functionality successfully and on a timely basis; customer acceptance of our solutions; changes in customer spending on enterprise content management initiatives; our ability to cross-sell and up-sell additional products into our installed base of customers; the success of our strategic business alliances; intense competition in our markets; changes in key personnel, the introduction of new products or services by competitors; and the ongoing consolidation in our markets. These and other risks and uncertainties associated with our business are described in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Forms 8-K, which are on file with the Securities and Exchange Commission and available through www.sec.gov.
About Interwoven
Interwoven, Inc., provider of Enterprise Content Management solutions for business, enables organizations to unify people, content and processes to minimize business risk, accelerate time-to-value and sustain lower total cost of ownership. Interwoven delivers deep industry-specific solutions which reduce business process cycle time from initial collaboration through design, production, sales, marketing, legal review, IT and service. Interwoven leads the industry with a service-oriented architecture today and easy-to-use, best-in-class components and solutions. Today, nearly 3,700 companies, law firms, and professional services organizations worldwide are Interwoven customers including adidas, Airbus, Avaya, Cisco, DLA Piper, the Federal Reserve Bank, FedEx, HSBC, LexisNexis, Microsoft, Samsung, Shell International, Samsonite, White & Case, and Yamaha. Interwoven is headquartered in Sunnyvale, Calif., with offices around the world. For more information visit: www.interwoven.com.

Investor Relations Contact:
Brian Andersen
Interwoven, Inc.
(408) 530-5801
bandersen@interwoven.com
Media Relations Contact:
Melisa Bleasdale
Interwoven, Inc.
(408) 530-7043
mbleasda@interwoven.com

INTERWOVEN, INC.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 30,		Sept. 30,
	2006	2005	2006	2005
Revenues:
License	$18,580	$17,417	$54,657	$48,500
Support and service	32,335	26,522	91,745	78,958

Total revenues	50,915	43,939	146,402	127,458

Cost of revenues:
License	4,426	3,951	13,015	10,781
Support and service	13,140	10,731	37,324	30,987

Total cost of revenues	17,566	14,682	50,339	41,768

Gross profit	33,349	29,257	96,063	85,690

Operating expenses:
Sales and marketing	18,877	17,966	56,446	51,965
Research and development	8,902	7,639	25,984	23,649
General and administrative	3,964	3,673	13,015	10,403
Amortization of intangible assets	828	834	2,484	2,472
Restructuring and excess facilities charges	41	35	(887)	(598)

Total operating expenses	32,612	30,147	97,042	87,891

Income (loss) from operations	737	(890)	(979)	(2,201)
Interest income and other, net	1,631	984	4,436	2,605

Income before provision for income taxes	2,368	94	3,457	404
Provision for income taxes	595	278	1,350	903

Net income (loss)	$1,773	$(184)	$2,107	$(499)

Basic net income (loss) per common share	$0.04	$(0.00)	$0.05	$(0.01)

Shares used in computing basic net income (loss) per common share	43,045	41,988	42,701	41,586

Diluted net income (loss) per common share	$0.04	$(0.00)	$0.05	$(0.01)

Shares used in computing diluted net income (loss) per common share	43,922	41,988	43,446	41,586

INTERWOVEN, INC.
Consolidated Balance Sheets
(In thousands)

	Sept. 30, 2006	Dec. 31, 2005
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$79,019	$73,618
Short-term investments	81,349	63,581
Accounts receivable, net	29,851	31,542
Prepaid expenses and other current assets	6,524	5,193

Total current assets	196,743	173,934

Property and equipment, net	4,873	5,044
Goodwill	191,620	191,595
Other intangible assets, net	13,904	25,527
Other assets	2,037	2,506

Total assets	$409,177	$398,606

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,772	$4,491
Accrued liabilities	27,484	22,198
Restructuring and excess facilities accrual	6,520	7,266
Deferred revenues	53,112	54,010

Total current liabilities	91,888	87,965

Accrued liabilities	2,504	2,761
Restructuring and excess facilities accrual	3,966	9,681

Total liabilities	98,358	100,407

Commitments and contingencies

Stockholders’ equity:
Preferred stock	—	—
Common stock	43	42
Additional paid-in capital	715,235	705,908
Deferred stock-based compensation	—	(1,002)
Accumulated other comprehensive loss	(176)	(359)
Accumulated deficit	(404,283)	(406,390)

Total stockholders’ equity	310,819	298,199

Total liabilities and stockholders’ equity	$409,177	$398,606

INTERWOVEN, INC.
Impact of Non-GAAP Adjustments on Reported Net Income (Loss)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended
	Sept. 30, 2006			Sept. 30, 2005
	As reported	Adjustments*	Non-GAAP	As reported	Adjustments*	Non-GAAP
Revenues:
License	$18,580	$—	$18,580	$17,417	$—	$17,417
Support and service	32,335	—	32,335	26,522	—	26,522

Total revenues	50,915	—	50,915	43,939	—	43,939

Cost of revenues:
License (1)	4,426	(3,643)	783	3,951	(3,099)	852
Support and service (2)	13,140	(157)	12,983	10,731	(77)	10,654

Total cost of revenues	17,566	(3,800)	13,766	14,682	(3,176)	11,506

Gross profit	33,349	3,800	37,149	29,257	3,176	32,433

Operating expenses:
Sales and marketing (2)	18,877	(352)	18,525	17,966	(78)	17,888
Research and development (2)	8,902	(230)	8,672	7,639	(4)	7,635
General and administrative (2)	3,964	(232)	3,732	3,673	(167)	3,506
Amortization of intangible assets (1)	828	(828)	—	834	(834)	—
Restructuring and excess facilities charges (3)	41	(41)	—	35	(35)	—

Total operating expenses	32,612	(1,683)	30,929	30,147	(1,118)	29,029

Income (loss) from operations	737	5,483	6,220	(890)	4,294	3,404
Interest income and other, net	1,631	—	1,631	984	—	984

Income before taxes	2,368	5,483	7,851	94	4,294	4,388
Provision for income taxes (4)	595	2,074	2,669	278	1,214	1,492

Net income (loss)	$1,773	$3,409	$5,182	$(184)	$3,080	$2,896

Net income (loss) per share	$0.04		$0.12	$(0.00)		$0.07

Shares used in computing net income (loss) per share (5)	43,922		43,922	41,988		42,509

(1)	For the three months ended September 30, 2006 and 2005, adjustments reflect the reversal of $3.6 million and $3.1 million, respectively, associated with the amortization of purchased technology and $828,000 and $834,000, respectively, associated with the amortization of intangible assets.

(2)	As of January 1, 2006, the Company adopted Statement of Financial Accounting Standard No. 123R, Share-based Payment. For the three months ended September 30, 2006, adjustments reflect the reversal of stock-based compensation expense of $157,000 in cost of revenues – support and service, $352,000 in sales and marketing, $230,000 in research and development and $232,000 in general and administrative. For the three months ended September 30, 2005, adjustments reflect the reversal of amortization of deferred stock-based compensation of $77,000 in cost of revenues – support and service, $78,000 in sales and marketing, $4,000 in research and development and $167,000 in general and administrative.

(3)	For the three months ended September 30, 2006 and 2005, adjustments reflect the reversal of $41,000 and $35,000, respectively, in adjustments associated with the Company’s restructuring and excess facilities accrual.

(4)	For the three months ended September 30, 2006 and 2005, adjustments reflect an additional tax provision of $2.1 million and $1.2 million, respectively, associated with the non-GAAP adjustments.

(5)	For the three months ended September 30, 2005, the shares used in computing non-GAAP net income per share include the dilutive impact of common stock options of 521,000 shares.

INTERWOVEN, INC.
Impact of Non-GAAP Adjustments on Reported Net Income (Loss)
(In thousands, except per share data)
(Unaudited)

	Nine Months Ended			Nine Months Ended
	Sept. 30, 2006			Sept. 30, 2005
	As reported	Adjustments*	Non-GAAP	As reported	Adjustments*	Non-GAAP
Revenues:
License	$54,657	$—	$54,657	$48,500	$—	$48,500
Support and service	91,745	—	91,745	78,958	—	78,958

Total revenues	146,402	—	146,402	127,458	—	127,458

Cost of revenues:
License (1)	13,015	(10,763)	2,252	10,781	(8,549)	2,232
Support and service (2)	37,324	(494)	36,830	30,987	(123)	30,864

Total cost of revenues	50,339	(11,257)	39,082	41,768	(8,672)	33,096

Gross profit	96,063	11,257	107,320	85,690	8,672	94,362

Operating expenses:
Sales and marketing (2)	56,446	(967)	55,479	51,965	(334)	51,631
Research and development (2)	25,984	(590)	25,394	23,649	(146)	23,503
General and administrative (2) (3)	13,015	(1,959)	11,056	10,403	(516)	9,887
Amortization of intangible assets (1)	2,484	(2,484)	—	2,472	(2,472)	—
Restructuring and excess facilities charges (4)	(887)	887	—	(598)	598	—

Total operating expenses	97,042	(5,113)	91,929	87,891	(2,870)	85,021

Income (loss) from operations	(979)	16,370	15,391	(2,201)	11,542	9,341
Interest income and other, net	4,436	—	4,436	2,605	—	2,605

Income before taxes	3,457	16,370	19,827	404	11,542	11,946
Provision for income taxes (5)	1,350	5,391	6,741	903	3,159	4,062

Net income (loss)	$2,107	$10,979	$13,086	$(499)	$8,383	$7,884

Net income (loss) per share	$0.05		$0.30	$(0.01)		$0.19

Shares used in computing net income (loss) per share (6)	43,446		43,446	41,586		42,147

(1)	For the nine months ended September 30, 2006 and 2005, adjustments reflect the reversal of $10.8 million and $8.5 million, respectively, associated with the amortization of purchased technology and $2.5 million and $2.5 million, respectively, associated with the amortization of intangible assets.

(2)	As of January 1, 2006, the Company adopted Statement of Financial Accounting Standard No. 123R, Share-based Payment. For the nine months ended September 30, 2006, adjustments reflect the reversal of stock-based compensation expense of $494,000 in cost of revenues – support and service, $967,000 in sales and marketing, $590,000 in research and development and $339,000 in general and administrative. For the nine months ended September 30, 2005, adjustments reflect the reversal of amortization of deferred stock-based compensation of $123,000 in cost of revenues – support and service, $334,000 in sales and marketing, $146,000 in research and development and $516,000 in general and administrative.

(3)	For the nine months ended September 30, 2006, adjustments reflect the reversal of $1.6 million in benefit costs associated with the retirement of the Company’s former chief executive officer recorded in the first quarter of 2006.

(4)	For the nine months ended September 30, 2006 and 2005, adjustments reflect the reversal of $887,000 and $598,000, respectively, in adjustments associated with the Company’s restructuring and excess facilities accrual.

(5)	For the nine months ended September 30, 2006 and 2005, adjustments reflect an additional tax provision of $5.4 million and $3.2 million, respectively, associated with the non-GAAP adjustments.

(6)	For the nine months ended September 30, 2005, the shares used in computing non-GAAP net income include the dilutive impact of common stock options of 561,000, respectively.